Exhibit 99.1

onsemi Reports First Quarter 2025 Results
Returned 66% of first quarter Free Cash Flow to stockholders through share repurchases
SCOTTSDALE, Ariz., – May 5, 2025 – onsemi (the “Company”) (Nasdaq: ON) today announced its first quarter 2025 results with the following highlights:
•	Revenue of $1,445.7 million
•	GAAP gross margin and non-GAAP gross margin of 20.3% and 40.0%, respectively
•	GAAP operating margin and non-GAAP operating margin of (39.7)% and 18.3%, respectively
•	GAAP diluted loss per share and non-GAAP diluted earnings per share of $(1.15) and $0.55, respectively
•	Cash from operations of $602 million with free cash flow of $455 million, increasing 72% year-over-year to 31% of revenue

“Our results in the first quarter reflect the disciplined approach we have maintained through this downturn – managing our cost structure, right-sizing our manufacturing footprint, and rationalizing our portfolio – enabling us to generate increased free cash flow. We are committed to long-term value creation and we are accelerating our capital return to shareholders while investing in our future growth,” said Hassane El-Khoury, president and CEO, onsemi. “We continue to see strong design win momentum, driven by the industry-leading performance of our products and have secured key wins with major global customers across all end-markets.”
Selected financial results for the quarter are shown below with comparable periods (unaudited):

	GAAP			Non-GAAP
(Revenue and Net Income (Loss) in millions)	Q1 2025	Q4 2024	Q1 2024	Q1 2025	Q4 2024	Q1 2024
Revenue	$1,445.7	$1,722.5	$1,862.7	$1,445.7	$1,722.5	$1,862.7
Gross Margin	20.3%	45.2%	45.8%	40.0%	45.3%	45.9%
Operating Margin	(39.7)%	23.7%	28.2%	18.3%	26.7%	29.0%
Net Income (Loss) attributable to ON Semiconductor Corporation	($486.1)	$379.9	$453.0	$231.6	$404.2	$464.5
Diluted Earnings (Loss) Per Share	($1.15)	$0.88	$1.04	$0.55	$0.95	$1.08

Revenue Summary
(in millions)
(Unaudited)
	Quarters Ended
Business Segment	Q1 2025	Q4 2024	Q1 2024	Sequential Change	Year-over- Year Change
PSG	$645.1	$809.4	$874.2	(20)%	(26)%
AMG	566.4	610.6	697.0	(7)%	(19)%
ISG	234.2	302.5	291.5	(23)%	(20)%
Total	$1,445.7	$1,722.5	$1,862.7	(16)%	(22)%

SECOND QUARTER 2025 OUTLOOK
The following table outlines onsemi’s projected second quarter of 2025 GAAP and non-GAAP outlook.
	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***
Revenue	$1,400 to $1,500 million	-	$1,400 to $1,500 million
Gross Margin	36.4% to 38.4%	0.1%	36.5% to 38.5%
Operating Expenses	$300 to $315 million	$15 million	$285 to $300 million
Other Income and Expense (including interest), net	($11 million)	-	($11 million)
Diluted Earnings Per Share	$0.45 to $0.55	$0.03	$0.48 to $0.58
Diluted Shares Outstanding *	419 million	-	419 million

*
Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the convertible notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the hedge transactions entered concurrently with the 0% Notes, and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes, and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes, and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes is included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**
Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; restructuring-related cost of revenue charges; non-recurring facility costs; in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***
We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE
onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (ET) on May 5, 2025 to discuss this announcement and onsemi’s 2025 first quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi
onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.
# # #
onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC.  All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.  Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal
Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(480) 242-6943	(602) 244-3437
Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the second quarter of 2025. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025 (the “2024 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2024 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended
	April 4, 2025	December 31, 2024	March 29, 2024
Revenue	$1,445.7	$1,722.5	$1,862.7
Cost of revenue	1,151.9	943.4	1,009.1
Gross profit	293.8	779.1	853.6
Gross margin	20.3%	45.2%	45.8%
Operating expenses:
Research and development	164.1	155.2	150.0
Selling and marketing	68.3	70.4	69.1
General and administrative	84.4	100.5	95.3
Amortization of acquisition-related intangible assets	11.4	13.5	12.6
Restructuring, asset impairments and other charges, net	539.3	30.9	1.4
Total operating expenses	867.5	370.5	328.4
Operating income (loss)	(573.7)	408.6	525.2
Other income (expense), net:
Interest expense	(18.0)	(15.3)	(15.6)
Interest income	26.6	27.8	27.6
Other income	4.1	21.4	1.0
Other income (expense), net	12.7	33.9	13.0
Income (loss) before income taxes	(561.0)	442.5	538.2
Income tax (provision) benefit	75.8	(62.7)	(84.5)
Net income (loss)	(485.2)	379.8	453.7
Less: Net income (loss) attributable to non-controlling interest	(0.9)	0.1	(0.7)
Net income (loss) attributable to ON Semiconductor Corporation	$(486.1)	$379.9	$453.0

Net income (loss) per share of common stock:
Basic	$(1.15)	$0.89	$1.06
Diluted	$(1.15)	$0.88	$1.04
Weighted average common shares outstanding:
Basic	421.3	425.4	428.1
Diluted	421.3	429.6	436.5

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	April 4, 2025	December 31, 2024	March 29, 2024
Assets
Cash and cash equivalents	$2,762.5	$2,691.3	$2,614.4
Short-term investments	250.0	300.0	—
Receivables, net	825.0	1,160.1	873.3
Inventories	2,078.2	2,242.0	2,147.1
Assets held-for-sale	45.7	5.3	3.9
Other current assets	365.1	353.3	510.2
Total current assets	6,326.5	6,752.0	6,148.9
Property, plant and equipment, net	3,840.5	4,361.4	4,384.3
Goodwill	1,641.6	1,587.9	1,577.6
Intangible assets, net	309.2	257.9	289.4
Deferred tax assets	745.5	729.9	648.4
ROU financing lease assets	39.9	40.5	41.8
Other assets	350.7	360.2	392.5
Total assets	$13,253.9	$14,089.8	$13,482.9
Liabilities and Stockholders’ Equity
Accounts payable	$496.6	$574.5	$665.8
Accrued expenses and other current liabilities	781.3	760.0	678.1
Current portion of financing lease liabilities	0.4	0.3	0.3
Current portion of long-term debt	—	—	794.8
Total current liabilities	1,278.3	1,334.8	2,139.0
Long-term debt	3,348.3	3,345.9	2,544.1
Deferred tax liabilities	45.6	37.6	37.3
Long-term financing lease liabilities	21.6	20.7	21.3
Other long-term liabilities	511.2	536.3	598.6
Total liabilities	5,205.0	5,275.3	5,340.3
ON Semiconductor Corporation stockholders’ equity:
Common stock	6.2	6.2	6.2
Additional paid-in capital	5,411.4	5,372.2	5,243.9
Accumulated other comprehensive loss	(56.5)	(62.4)	(52.2)
Accumulated earnings	7,634.8	8,120.9	7,001.1
Less: Treasury stock, at cost	(4,966.0)	(4,640.5)	(4,075.1)
Total ON Semiconductor Corporation stockholders’ equity	8,029.9	8,796.4	8,123.9
Non-controlling interest	19.0	18.1	18.7
Total stockholders’ equity	8,048.9	8,814.5	8,142.6
Total liabilities and stockholders’ equity	$13,253.9	$14,089.8	$13,482.9

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarters Ended
	April 4, 2025	December 31, 2024	March 29, 2024
Cash flows from operating activities:
Net income (loss)	$(485.2)	$379.8	$453.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	168.2	166.6	154.9
Amortization of debt discount and issuance costs	2.9	1.9	2.7
Share-based compensation	33.9	38.1	33.0
Non-cash asset impairment charges	431.5	22.1	—
Change in deferred tax balances	(13.7)	(7.5)	(48.6)
Other	1.8	3.4	1.9
Changes in assets and liabilities	462.9	(24.7)	(98.9)
Net cash provided by operating activities	602.3	579.7	498.7
Cash flows from investing activities:
Payments for acquisition of property, plant, and equipment	(147.6)	(157.3)	(233.9)
Purchase of short-term investments	(250.0)	(300.0)	—
Proceeds from the maturity of short-term investments	300.0	300.0	—
Purchase of a business, net of cash acquired	(117.5)	—	—
Other	0.2	5.6	(1.4)
Net cash used in investing activities	(214.9)	(151.7)	(235.3)
Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	5.3	5.6	7.6
Payment of tax withholding for RSUs	(22.4)	(2.7)	(37.5)
Repurchase of common stock	(300.1)	(204.1)	(100.0)
Payment of finance lease obligations	(0.4)	(0.4)	(0.9)
Other	—	(1.7)	—
Net cash used in financing activities	(317.6)	(203.3)	(130.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.0	(3.7)	(0.9)
Net increase in cash, cash equivalents and restricted cash	71.8	221.0	131.7
Beginning cash, cash equivalents and restricted cash	2,693.4	2,472.4	2,485.0
Ending cash, cash equivalents and restricted cash	$2,765.2	$2,693.4	$2,616.7

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

			Quarters Ended
			April 4, 2025	December 31, 2024	March 29, 2024
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit			$293.8	$779.1	$853.6
Special items:
a	)	Restructuring-related inventory and other charges	283.4	—	—
b	)	Amortization of acquisition-related intangible assets	1.3	1.6	1.5
		Total special items	284.7	1.6	1.5
Non-GAAP gross profit			$578.5	$780.7	$855.1
Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin			20.3%	45.2%	45.8%
Special items:
a	)	Restructuring-related inventory and other charges	19.6%	—%	—%
b	)	Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%
		Total special items	19.7%	0.1%	0.1%
Non-GAAP gross margin			40.0%	45.3%	45.9%
Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses			$867.5	$370.5	$328.4
Special items:
a	)	Amortization of acquisition-related intangible assets	(11.4)	(13.5)	(12.6)
b	)	Restructuring, asset impairments and other charges, net	(539.3)	(30.9)	(1.4)
c	)	Third-party acquisition and divestiture-related costs	(2.3)	(4.8)	(0.1)
		Total special items	(553.0)	(49.2)	(14.1)
Non-GAAP operating expenses			$314.5	$321.3	$314.3
Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income (loss)			$(573.7)	$408.6	$525.2
Special items:
a	)	Restructuring-related inventory and other charges	283.4	—	—
b	)	Amortization of acquisition-related intangible assets	12.7	15.1	14.1
c	)	Restructuring, asset impairments and other charges, net	539.3	30.9	1.4
d	)	Third-party acquisition and divestiture-related costs	2.3	4.8	0.1
		Total special items	837.7	50.8	15.6
Non-GAAP operating income			$264.0	$459.4	$540.8
Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin			(39.7)%	23.7%	28.2%
Special items:
a	)	Restructuring related inventory and other charges	19.6%	—%	—%
b	)	Amortization of acquisition-related intangible assets	0.9%	0.9%	0.8%
c	)	Restructuring, asset impairments and other charges, net	37.3%	1.8%	0.1%
d	)	Third-party acquisition and divestiture-related costs	0.2%	0.3%	—%
		Total special items	58.0%	3.0%	0.8%
Non-GAAP operating margin			18.3%	26.7%	29.0%
Reconciliation of GAAP to non-GAAP income before income taxes:
GAAP income (loss) before income taxes			$(561.0)	$442.5	$538.2
Special items:
a	)	Restructuring-related inventory and other charges	283.4	—	—
b	)	Amortization of acquisition-related intangible assets	12.7	15.1	14.1
c	)	Restructuring, asset impairments and other charges, net	539.3	30.9	1.4
d	)	Third-party acquisition and divestiture-related costs	2.3	4.8	0.1
e	)	Actuarial gains on pension plans and other pension benefits	—	(12.2)	—
		Total special items	837.7	38.6	15.6
Non-GAAP income before income taxes			$276.7	$481.1	$553.8

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

			Quarters Ended
			April 4, 2025	December 31, 2024	March 29, 2024
Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation			$(486.1)	$379.9	$453.0
Special items:
a	)	Restructuring-related inventory and other charges	283.4	—	—
b	)	Amortization of acquisition-related intangible assets	12.7	15.1	14.1
c	)	Restructuring, asset impairments and other charges, net	539.3	30.9	1.4
d	)	Third-party acquisition and divestiture-related costs	2.3	4.8	0.1
e	)	Actuarial gains on pension plans and other pension benefits	—	(12.2)	—
f	)	Adjustment to Income taxes	(120.0)	(14.3)	(4.1)
		Total special items	717.7	24.3	11.5
Non-GAAP net income attributable to ON Semiconductor Corporation			$231.6	$404.2	$464.5

GAAP net income (loss) for diluted earnings per share			$(486.1)	$379.9	$453.0
Non-GAAP net income for diluted earnings per share			$231.6	$404.2	$464.5

Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding			421.3	429.6	436.5
Special items:
a	)	Less: dilutive shares attributable to convertible notes	—	(3.5)	(4.7)
b	)	Add: dilutive shares attributable to share-based awards	0.4	—	—
		Total special items	0.4	(3.5)	(4.7)
Non-GAAP diluted shares outstanding			421.7	426.1	431.8
Non-GAAP diluted earnings per share:
Non-GAAP net income for diluted earnings per share			$231.6	$404.2	$464.5
Non-GAAP diluted shares outstanding			421.7	426.1	431.8
Non-GAAP diluted earnings per share			$0.55	$0.95	$1.08

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities			$602.3	$579.7	$498.7
Special items:
a	)	Payments for acquisition of property, plant and equipment	(147.6)	(157.3)	(233.9)
		Total special items	(147.6)	(157.3)	(233.9)
Free cash flow			$454.7	$422.4	$264.8

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

	Quarters Ended
	June 28, 2024	September 27, 2024	December 31, 2024	April 4, 2025	Last Twelve Months
Net cash provided by operating activities	$362.2	$465.8	$579.7	$602.3	$2,010.0
Payments for acquisition of property, plant and equipment	(141.1)	(161.7)	(157.3)	(147.6)	(607.7)
Free cash flow	$221.1	$304.1	$422.4	$454.7	$1,402.3

Revenue	$1,735.2	$1,761.9	$1,722.5	$1,445.7	$6,665.3

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

SHARE-BASED COMPENSATION

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan was as follows:
	Quarters Ended
	April 4, 2025	December 31, 2024	March 29, 2024
Cost of revenue	$6.0	$6.5	$5.4
Research and development	6.3	6.5	5.7
Selling and marketing	4.7	5.9	5.2
General and administrative	16.9	19.2	16.7
Total share-based compensation	$33.9	$38.1	$33.0

SUPPLEMENTAL FINANCIAL DATA
	Quarters Ended
	April 4, 2025	December 31, 2024	March 29, 2024
Net cash provided by operating activities	$602.3	$579.7	$498.7
Free cash flow	$454.7	$422.4	$264.8
Cash paid for income taxes	$21.5	$53.4	$23.6

Depreciation and amortization	$168.2	$166.6	$154.9
Less: Amortization of acquisition-related intangible assets	12.7	15.1	14.1
Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$155.5	$151.5	$140.8

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.
Non-GAAP Revenue
The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non- GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.
Non-GAAP Gross Profit and Gross Margin
The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross profit and gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring related cost of revenue charges, expensing of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Operating Income and Operating Margin
The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating income and operating margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring related cost of revenue charges, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges, asset impairments and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor Corporation and Non-GAAP Diluted Earnings Per Share
The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally, the restructuring related cost of revenue charges, amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, asset impairments, gains and losses on debt prepayment, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these measures are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. For our non-GAAP reporting, we are utilizing a projected and normalized non-GAAP effective tax rate of 16%. We calculate this non-GAAP effective tax rate on an annual basis. We expect to use this normalized non-GAAP effective tax rate of 16% through 2025, however, we may update this non-GAAP effective tax rate at any time for a variety of reasons, including, but not limited to, the rapidly evolving global tax environment, significant changes in our geographic earnings mix or changes to our strategy or business operations. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.
Free Cash Flow
The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our financial performance independent of the cash capital expenditures.
Non-GAAP Diluted Share Count
The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold.  In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.